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                                                                    Exhibit 23.2
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                       Consent of Independent Accountants

     We hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 21, 1997, with respect to ARIS Corporation for the year ended December 31, 1996, and March 14, 1997, with respect to SofTeach Corporation for the nine months ended September 30, 1996, included in ARIS Corporation's Registration Statement on Form S-1 (No. 333-25409) filed with the Securities and Exchange Commission.


/s/ Price Waterhouse LLP

Seattle, Washington
November 20, 1997

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